SUBURBAN BANCSHARES, INC.
EARNINGS PER SHARE CALCULATION                                        EXHIBIT 11
SEPTEMBER 30, 1997


COMMON STOCK EQUIVALENT COMPUTATION
================================================================================


                                Market Price per Share:        Daily Average       End-of-Period
                                -----------------------        -------------       -------------
                                First Quarter 1997                      $2.4260       $2.1875

                                Second Quarter 1997                     $2.2573       $2.3125

                                Third Quarter 1997                      $2.3979       $3.3125


               (a)   350,000 Management Stock Options exercisable at $0.10

                     First Quarter 1997                                 Primary       Fully Diluted

                        350,000 - ((350,000*.10)/avg price) =               335,573
                        350,000 - ((350,000*.10)/end price) =                                 334,000

                     Second Quarter 1997                                Primary       Fully Diluted

                        350,000 - ((350,000*.10)/avg price) =               334,495
                        350,000 - ((350,000*.10)/end price) =                                 334,865

                     Third Quarter 1997                                 Primary       Fully Diluted

                        350,000 - ((350,000*.10)/avg price) =               335,404
                        350,000 - ((350,000*.10)/end price) =                                 339,434

               (b)   12,600 Options granted 1/22/97 exercisable at $2.625

                     First Quarter 1997                                 Primary       Fully Diluted

                        12,600 - ((12,600*2.625)/avg price) =               (1,034)                     Antidilutive
                        12,600 - ((12,600*2.625)/end price) =                                 (2,520)   Antidilutive

                     Second Quarter 1997                                Primary       Fully Diluted

                        12,600 - ((12,600*2.625)/avg price) =               (2,052)                     Antidilutive
                        12,600 - ((12,600*2.625)/end price) =                                 (1,703)   Antidilutive

                     Third Quarter 1997                                 Primary       Fully Diluted

                        12,600 - ((12,600*2.625)/avg price) =               (1,193)                     Antidilutive
                        12,600 - ((12,600*2.625)/end price) =                                   2,615

SUBURBAN BANCSHARES, INC.
EARNINGS PER SHARE CALCULATION                                        EXHIBIT 11
SEPTEMBER 30, 1997


EARNINGS PER SHARE CALCULATION
================================================================================

                  COMMON AND EQUIVALENT SHARES (PRIMARY)                     3rd Quarter 1997    1997 Year-to-Date
                     EARNINGS                                                         $352,494              $775,926
                     SHARES & EQUIVALENT SHARES
                          Common Shares                                             10,951,218            10,951,218
                          Common Stock Equivalents                                     335,404               335,157
                                                                                  ------------          ------------
                     TOTAL                                                          11,286,622            11,286,375

                     EPS                                                             $0.031231             $0.068749

                  FULLY DILUTED
                     EARNINGS                                                         $352,494              $775,926
                     SHARES & EQUIVALENT SHARES
                          Common Shares                                             10,951,218            10,951,218
                          Exercisable Options                                          342,049               336,120
                                                                                  ------------          ------------
                     TOTAL                                                          11,293,267            11,287,338

                     EPS                                                             $0.031213             $0.068743